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                                                                   EXHIBIT 99(D)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                            AUTOFINANCE GROUP, INC.

    The undersigned, a Shareholder of AutoFinance Group, Inc. (the "Corporation"), a California corporation, hereby appoints A. E. Steinhaus and Blair T. Nance and each of them (to act by a majority of those present) the attorneys and proxies of the undersigned, with power of substitution, to attend the Special Meeting of Shareholders of the Corporation to be held on September 7, 1995, at 9:00 a.m., local time, at the New York Athletic Club, 180 Central Park South, New York, New York 10019, and at any adjournment or adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present with respect to:

1. Approval of an Agreement of Merger, as supplemented, providing for the merger of the Corporation with and into Key Auto Inc., an Ohio corporation formerly known as KeyCorp Finance Inc. ("KeySub") and a wholly owned subsidiary of KeyCorp, an Ohio corporation, with KeySub continuing as the surviving corporation.

           / / FOR              / / AGAINST              / / ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Proposal (1) is discussed in the accompanying Proxy Statement/Prospectus dated August 3, 1995.

                     (Please date and sign on reverse side)

     This proxy will be voted as you specify above. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT OF MERGER.

                                                   Dated:                 , 1995

                                                    (Signature of Shareholder)

                                                   (Please sign exactly as your
                                                   name or names appear. If more
                                                   than one name appears, all
                                                   persons so designated should
                                                   sign. For joint accounts,
                                                   each joint owner should sign.
                                                   Executors, administrators,
                                                   trustees, guardians and
                                                   attorneys should so indicate
                                                   when signing.)

 Please return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A.